Exhibit 10.8

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”) made as of this 27th day of April 2012, by and between Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, as trustee for the Grantor Trust Agreement for Western Asset Management Company Employee Deferred Incentive Plan (the “Purchaser”).

WHEREAS, Western Asset Management Company, a California corporation (the “Grantor”), is the grantor for the Purchaser;

WHEREAS, the Purchaser has a substantive, pre-existing relationship with the Grantor, who will serve as the Manager for the Company;

WHEREAS, the Company has filed a registration statement (the “Registration Statement”) on Form S-11 under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission in connection with a proposed initial public offering (the “IPO”) of shares of common stock of the Company, par value $0.01 per share (the “Common Stock”);

WHEREAS, the Purchaser is being directed by the Grantor to make an investment on behalf of the beneficiaries of the Western Asset Management Company Employee Deferred Incentive Plan, which includes certain executives and other employees of the Grantor; and

WHEREAS, concurrent with the consummation of the IPO, the Company desires to issue and sell, and the Purchaser, based on the direction by the Grantor, desires to purchase, upon the terms and conditions set forth in this Agreement, the number of shares of Common Stock as set forth in Section 1 of this Agreement for the aggregate purchase price as set forth in Section 1 of this Agreement;

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.             Sale and Purchase of Private Placement Shares.  Subject to and concurrent with the consummation of the IPO, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase, a number of shares of Common Stock (the “Private Placement Shares”) described in the following sentence in exchange for payment by Purchaser of the Purchase Amount (as defined below).  The number of Private Placement Shares to be issued and sold to Purchaser shall be the number of shares of Common Stock equal to the percentage described below of the number of shares of Common Stock outstanding immediately after the issuance and sale of shares of Common Stock pursuant to the following transactions (the “Outstanding Common Shares”): (i) the IPO (excluding any shares of Common Stock that are issued upon any exercise of all or a portion of the over-allotment option granted to the underwriters of the IPO) and (ii) the private placement of Units proposed to be consummated concurrently with the IPO (excluding any additional Units that are issued in connection with any exercise of all or a portion of the over-allotment option granted to the underwriters of the IPO).  The percentage of the Outstanding Common Shares to be purchased by Purchaser hereunder is equal to 0.45%, up to a maximum of 50,000 Private Placement Shares.  The Purchase Amount shall be determined by multiplying the Private Placement Shares by $20.00 (the “Purchase Amount”).

2.             Closing.  The closing of the purchase and sale of the Private Placement Shares hereunder, including payment for and delivery of such Private Placement Shares, will take place at the offices of the Company or the Company’s legal counsel concurrently with, and shall be subject to, the completion of the IPO. At the closing, the Company shall deliver in book-entry form the Private Placement Shares being purchased by the Purchaser, registered in the name of the Purchaser or the Purchaser’s nominee upon the payment of the Purchase Amount in immediately available funds by wire transfer to an account designated by the Company.

3.             Representations and Warranties of the Company.  In connection with the issuance and sale of Private Placement Shares to the Purchaser, the Company hereby represents and warrants to the Purchaser the following:

3.1           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

3.2           All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company.  This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  The issuance and sale by the Company of the Private Placement Shares hereunder does not conflict with the amended and restated certificate of incorporation or amended and restated by-laws of the Company or any material contract by which the Company or its property or assets is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property or assets.

3.3           The Private Placement Shares to be purchased pursuant to this Agreement have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, other than transfer restrictions under other agreements contemplated hereby.

3.4           The Company has a substantive, pre-existing relationship with the Grantor and was directly contacted by the Grantor independent of the IPO. The Company and its

Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) (i) did not identify or contact the Purchaser through the marketing of the IPO and (ii) was not independently contacted by the Purchaser as a result of the general solicitation by means of the Registration Statement.

4.             Representations of the Purchaser.  The Purchaser, or where indicated, the Grantor, represents on behalf of itself to the Company that:

4.1           The Grantor has made the determination that the Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.2           The Private Placement Shares being purchased by the Purchaser hereunder are acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

4.3           This Agreement constitutes the valid, binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms.

4.4           The Purchaser understands and acknowledges that (i) the offering of the Private Placement Shares to be purchased pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of such securities is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws and, therefore, the Private Placement Shares to be purchased hereunder will be characterized as “restricted securities” under the Securities Act and such laws and may not be sold unless they are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

4.5           The Purchaser has a substantive, pre-existing relationship with the Grantor, who will serve as the manager of the Company and was directly contacted by the Company or the Company’s agents independent of the IPO. The Purchaser (i) was not identified or contacted through the marketing of the IPO and (ii) did not independently contact the Company as a result of the general solicitation by means of the Registration Statement.

4.6           The Grantor, on behalf of the Purchaser, (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser’s prospective investment in the Common Stock; (ii) has the ability to bear the economic risks of the Purchaser’s prospective investment; and the Purchaser (iii) has not been offered the Private Placement Shares to be purchased hereunder by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

5.             Registration Rights Agreement.  At the time of the completion of the IPO, the Company and the Purchaser shall enter into a registration rights agreement pursuant to which the

Company will grant certain registration rights to the Purchaser relating to the Private Placement Shares.

6.             Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not.  Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

7.             Amendments.  This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

8.             Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

9.             Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.

10.           Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that the Underwriters shall be third party beneficiaries of this Agreement.

11.           Legends.  Each certificate, if any, representing the Private Placement Shares shall be endorsed with the following legend or a substantially similar legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” as defined in Rule 144 promulgated under the Securities Act.  The securities may not be sold or offered for sale or otherwise transferred unless (i) a registration statement covering such sale or transfer is effective under the Securities Act, or (ii) the transaction is exempt from registration under the Securities Act and, if the company requests, an opinion satisfactory to the company to such effect has been rendered by counsel.”

12.           Severability.  In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

13.           Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

By:	/s/ Travis Carr
Name: Travis Carr
Title COO

PURCHASER:

WELLS FARGO BANK, NATIONAL ASSOCIATION
AS TRUSTEE FOR THE WESTERN ASSET
MANAGEMENT COMPANY EMPLOYEE DEFERRED INCENTIVE PLAN

By:	/s/ D. Michael Hill
Name: D. Michael Hill
Title SVP

GRANTOR:
(Solely for the purposes of Sections 4.1 and 4.6)
WESTERN ASSET MANAGEMENT COMPANY

By:	/s/ W. Stephen Venable Jr.
Name: W. Stephen Venable Jr.
Title: US Legal